Exhibit 99.2
BRANDYWINE OPERATING PARTNERSHIP, L.P.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of September 30, 2007
(in thousands)

	Brandywine	Venture		Use of
	Historical	Transaction		Proceeds	Brandywine
	(A)	(B)		(C)	Pro Forma
ASSETS

Real estate investments:
Operating properties	$4,997,025	$(222,970	) (B1)	$—	$4,774,055
Accumulated depreciation	(583,843)	57,344	(B1)	—	(526,499)

Operating real estate investments, net	4,413,182	(165,626)		—	4,247,556
Development land and construction-in-progress	406,732	(5,594	) (B1)	—	401,138

Total real estate investments, net	4,819,914	(171,220)		—	4,648,694

Cash and cash equivalents	17,661	230,926	(B2)	(230,926)	17,661
Accounts receivable, net	17,644	(850	) (B1)	—	16,794
Accrued rent receivable, net	81,529	(4,363	) (B1)	—	77,166
Investment in real estate ventures	72,237	—		—	72,237
Deferred costs, net	84,309	(2,539	) (B1)	—	81,770
Intangible assets, net	233,405	—		—	233,405
Other assets	79,358	(3,510	) (B1)	—	75,848

Total assets	$5,406,057	$48,444		$(230,926)	$5,223,575

LIABILITIES AND PARTNERS’ EQUITY

Mortgage notes payable	$617,645	$—		$—	$617,645
Unsecured notes	2,208,207	—		—	2,208,207
Unsecured credit facility	442,664	—		(230,926)	211,738
Accounts payable and accrued expenses	111,480	(996	) (B3)	—	110,484
Distributions payable	42,253	—		—	42,253
Tenant security deposits and deferred rents	59,107	(1,663	) (B3)	—	57,444
Acquired below market leases, net	72,731	—		—	72,731
Other liabilities	17,899	10,405	(B4)	—	28,304

Total liabilities	3,571,986	7,746		(230,926)	3,348,806

Partners’ equity:
Redeemable limited partnership units at redemption value	97,430	—		—	97,430
7.50% Series D Preferred Mirror Units	47,912	—		—	47,912
7.375% Series E Preferred Mirror Units	55,538	—		—	55,538
General Partnership Capital	1,636,056	40,698	(B5)	—	1,676,754
Accumulated other comprehensive loss	(2,865)	—		—	(2,865)

Total partners’ equity	1,834,071	40,698		—	1,874,769

Total liabilities and partners’ equity	$5,406,057	$48,444		$(230,926)	$5,223,575

The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

BRANDYWINE OPERATING PARTNERSHIP, L.P.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the nine months ended September 30, 2007
(in thousands, except per share data)

		Venture Transaction
		Properties			Prentiss	Other		Other
	Historical	Sold	Other		Merger	Acquisitions		Dispositions
	(a)	(b)	(c)		(d)	(e)		(f)		Pro Forma
Revenue:
Rents	$418,626	$(19,941)	$—		$—	$14,662	(e1)	$—		$413,347
Tenant Reimbursements	63,254	(2,541)	—		—	1,761	(e1)	—		62,474
Other	20,929	(75)	541	(c1)	—	13	(e1)	—		21,408

Total revenue	502,809	(22,557)	541		—	16,436		—		497,228

Operating Expenses
Property operating expenses	140,036	(4,476)	—		—	3,048	(e1)	—		138,608
Real estate taxes	48,310	(2,386)	—		—	981	(e1)	—		46,905
Depreciation and amortization	181,790	(8,789)	—		—	6,733	(e2)	—		179,734
Administrative expenses	21,714	—	252	(c1)	—	—		—		21,966

Total operating expenses	391,850	(15,651)	252		—	10,762		—		387,213

Operating income (loss)	110,959	(6,906)	289		—	5,674		—		110,015

Other Income (Expense):
Interest income	3,450	—	—		—	—		—		3,450
Interest expense	(122,029)	—	10,392	(c2)	—	(2,895	) (e3)	2,731	(f2)	(111,802)
Interest expense — Deferred financing costs	(3,381)	—	—		—	—		—		(3,381)
Equity in income of real estate ventures	6,021	—	481	(c3)	—	—		—		6,502
Net gain on sale of real estate	421	—	—		—	—		—		421

Income (loss) before minority interest	(4,559)	(6,906)	11,162		—	2,779		2,731		5,205
Minority interest — partners’ share of consolidated real estate ventures	(103)	—	—		—	69	(e4)	—		(34)

Income (loss) from continuing operations	(4,662)	(6,906)	11,162		—	2,848		2,731		5,171

Income allocated to Preferred Units	(5,994)	—	—		—	—		—		(5,994)

Income (loss) allocated to Common Partnership Units from continuing operations	$(10,656)	$(6,906)	$11,162		$—	$2,848		$2,731		$(823)

Per share data:
Basic earnings per Common Partnership Unit from continuing operations	$(0.12)									$(0.01)
Diluted earnings per Common Partnership Unit from continuing operations	$(0.12)									$(0.01)
Weighted average number of Common Partnership Units outstanding	91,334									91,334
Weighted average number of common and dilutive common equivalent units outstanding	91,334									91,334
The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

BRANDYWINE OPERATING PARTNERSHIP, L.P.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the year ended December 31, 2006
(in thousands, except per share data)

		Venture Transaction
		Properties			Prentiss		Other		Other
	Historical	Sold	Other		Acquisition		Acquisitions		Dispositions
	(a)	(b)	(c)		(d)		(e)		(f)		Pro Forma
Revenue:
Rents	$559,936	$(23,499)	$—		$3,209	(d1)	$39,883	(e1)	$(39,716	) (f1)	$539,813
Tenant Reimbursements	80,470	(3,129)	—		195	(d1)	2,941	(e1)	(1,537	) (f1)	78,940
Other	22,395	(878)	660	(c1)	—		204	(e1)	(698	) (f1)	21,683

Total revenue	662,801	(27,506)	660		3,404		43,028		(41,951)		640,436

Operating Expenses
Property operating expenses	188,001	(6,177)	—		769	(d1)	5,751	(e1)	(15,612	) (f1)	172,732
Real estate taxes	65,584	(3,118)	—		342	(d1)	3,080	(e1)	(4,697	) (f1)	61,191
Depreciation and amortization	248,132	(9,830)	—		1,644	(d2)	16,810	(e2)	(17,250	) (f1)	239,506
Administrative expenses	29,644	—	297	(c1)	—		—		—		29,941

Total operating expenses	531,361	(19,125)	297		2,755		25,641		(37,559)		503,370

Operating income (loss)	131,440	(8,381)	363		649		17,387		(4,392)		137,066

Other Income (Expense):
Interest income	9,513	—	—		—		—		—		9,513
Interest expense	(171,177)	—	13,856	(c2)	(364	) (d3)	(16,466	) (e3)	24,774	(f2)	(149,378)
Interest expense — Deferred financing costs	(4,607)	—	—		—		—		—		(4,607)
Equity in income of real estate ventures	2,165	—	73	(c3)	—		—		—		2,238
Net gain on sale of real estate	14,190	—	—		—		—		—		14,190
Gain on termination of purchase contract	3,147	—	—		—		—		—		3,147

Income (loss) before minority interest	(15,329)	(8,381)	14,291		285		920		20,382		12,168
Minority interest — partners’ share of consolidated real estate ventures	270	—	—		—		(442	) (e4)	—		(172)

Income (loss) from continuing operations	(15,059)	(8,381)	14,291		285		478		20,382		11,996

Income allocated to Preferred Units	(7,992)	—	—		—		—		—		(7,992)

Income (loss) allocated to Common Partnership Units from continuing operations	$(23,051)	$(8,381)	$14,291		$285		$478		$20,382		$4,004

Per share data:
Basic earnings per Common Partnership Unit from continuing operations	$(0.25)										$0.04
Diluted earnings per Common Partnership Unit from continuing operations	$(0.24)										$0.04
Weighted average number of Common Partnership Units outstanding	93,704										93,704
Weighted average number of common and dilutive common equivalent units outstanding	94,222										94,222
The accompanying notes are an integral part of the unaudited pro forma consolidated financial statements.

BRANDYWINE OPERATING PARTNERSHIP, L.P.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
     Note 1: Presentation
On December 19, 2007, Brandywine Operating Partnership, L.P. and subsidiaries (collectively, “Brandywine”) transferred 29 office properties to a new joint venture (the “Venture”) that Brandywine formed with G&I VI Investment Interchange Office LLC (“G&I VI”), an investment vehicle advised by DRA Advisors LLC. Brandywine received cash proceeds from this transaction, net of its own transaction expenses, of approximately $230.9 million and a 20% ownership interest in the Venture. Brandywine used net proceeds that it received in this transaction to reduce outstanding indebtedness under its unsecured revolving credit facility. At the closing, the Venture obtained third party non-recourse debt financing of approximately $184 million, secured by mortgages on the office properties, and used proceeds of this financing, together with cash equity contributed to the Venture by G&I VI, to fund a portion of the cash paid to Brandywine.
As part of the transaction, Brandywine’s subsidiary management company executed an agreement with the Venture to provide property management and leasing services to the Venture in exchange for a market-based fee. The Venture also issued to Brandywine’s management company a “promoted interest” that will entitle the management company to receive a portion of the net proceeds distributed by the Venture from capital events (such as property sales) if, and after, each of G&I VI and Brandywine has received an agreed upon internal rate of return on their respective capital contributions to the Venture.
The Venture acquired the properties based on an aggregate valuation of the properties, determined through arm’s-length negotiation, of approximately $245.4 million. Brandywine’s receipt of approximately $230.9 million of net cash at closing includes: (1) an advance from the Venture to Brandywine of approximately $3.2 million that Brandywine expects to repay, together with interest at 8.5% per annum, in approximately three years and (2) an interest-free advance from the Venture to Brandywine of $3.2 million on account of Brandywine’s agreement to fund an equal amount of capital expenditures on behalf of the Venture following the closing. Brandywine will not receive contingent consideration for the transfers. As part of the transaction, Brandywine retained an 11% equity interest in several of the properties transferred to the Venture.
Certain other capital transactions were completed during the year ended December 31, 2006 and the nine-month period ended September 30, 2007, including the consummation of the Prentiss Merger (described below) on January 5, 2006, certain other acquisitions (collectively, the “Other Acquisitions” including: (i) the acquisition for approximately $63.7 million of the remaining 49% interest in ten office properties in which Brandywine owned the other 51% interest (ii) the acquisition by Brandywine of 11 office properties containing approximately 2.2 million net rentable square feet for an aggregate purchase price of $481.6 million in six transactions) and certain other property dispositions (collectively, the “Other Dispositions” including disposition by Brandywine of 18 properties containing 3.5 million net rentable square feet and seven land parcels containing an aggregate of 56.2 acres of land for an aggregate proceeds of $355.7 million in seven transactions). These transactions are significant to the understanding of Brandywine’s current financial position and operations.
On January 5, 2006, Brandywine acquired Prentiss pursuant to the Merger Agreement that Brandywine entered into with Prentiss on October 3, 2005. In conjunction with Brandywine’s acquisition of Prentiss, designees of The Prudential Insurance Company of America (“Prudential”) acquired certain of Prentiss’ properties that contain an aggregate of approximately 4.32 million net rentable square feet for a total consideration of approximately $747.7 million. Through its acquisition of Prentiss (and after giving effect to the Prudential acquisition of Prentiss’ properties), Brandywine acquired a portfolio of 79 office properties (including 13 properties that were owned by consolidated Real Estate Ventures and seven properties that were owned by an unconsolidated Real Estate Venture) that contain an aggregate of 14.0 million net rentable square feet. The results of the operations of Prentiss have been included in Brandywine’s consolidated financial statements since January 5, 2006.
Brandywine funded the approximately $1.05 billion cash portion of the merger consideration, related transaction costs and prepayments of approximately $543.3 million in Prentiss mortgage debt at the closing of the merger through (i) a $750 million unsecured term loan (ii) approximately $676.5 million of cash from Prudential’s acquisition of Prentiss properties; and (iii) approximately $195.0 million through borrowing under a revolving credit facility.
The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2007 presents the historical amounts for Brandywine, adjusted for the effects of the Venture transactions, Prentiss Merger, Other Acquisitions, and Other Dispositions as if such transactions had occurred on September 30, 2007.
The Unaudited Pro Forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position of Brandywine would have been had the Venture transactions, Prentiss Merger, Other Acquisitions, and Other Dispositions actually occurred on September 30, 2007, nor does it purport to represent the future financial position of Brandywine.
The Unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 2007 and for the year ended December 31, 2006 present the historical amounts for Brandywine, adjusted for the effects of the Venture transactions, Prentiss Merger, Other Acquisitions, and Other Dispositions, as if such transactions had occurred at January 1, 2006.
The Unaudited Pro Forma Consolidated Statements of Operations for the nine-months ended September 30, 2007 and for the year ended December 31, 2006 are unaudited and are not necessarily indicative of what the actual results of operations of Brandywine would have been had the Venture transactions, Prentiss Merger, Other Acquisitions, and Other Dispositions actually occurred at January 1, 2006, nor does it purport to represent the future operations of Brandywine.
The pro forma financial information should be read in conjunction with the financial statements and related notes of each of Brandywine Realty Trust and Brandywine Operating Partnership, L.P. included in their respective reports filed under the Securities Exchange Act of 1934, as amended. In the opinion of management, all adjustments necessary to reflect the effects of the Venture transactions, Prentiss Merger, Other Acquisitions, and Other Dispositions have been made.
     Note 2: Pro Forma Consolidated Balance Sheet Notes and Management Assumptions
(A)	Reflects the consolidated historical balance sheet of Brandywine as of September 30, 2007 as contained in the historical consolidated financial statements and notes in Brandywine’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

(B)	Represents the adjustments to reflect the Venture transactions, as follows:

(B1) Represents the transfer of the Properties’ assets and liabilities.

(B2) Represents the net proceeds received by Brandywine, including adjustment for Brandywine’s equity interest in the Venture, the settlement of certain liabilities related to the Properties and transaction costs.

(B3) Represents the settlement of certain liabilities relating to the Properties in the Venture transactions.

(B4) Represents Brandywine’s agreement to fund $3.2 million of capital expenditures on behalf of the Venture, $4.0 million of tenant improvements and leasing commissions that Brandywine will fund, and Brandywine’s receipt of approximately $3.2 million at closing that Brandywine expects to repay in three years.

(B5) Represents the estimated gain on sale recognized by Brandywine upon completion of the Venture transactions calculated as follows:

Fair Value of interest in real estate sold ($245.5M x 80%) less 11% equity retained	$193,079
Less: Cost of interest in real estate sold ($179.8M x 80%)	(143,858)
Tenant improvement and leasing commission obligation	(4,000)
Company’s aniticipated closing costs and prorations	(4,523)

Subtotal	(152,381)

Total gain recognized	40,698

(C)	Represents use of proceeds to reduce outstanding balances under Brandywine’s unsecured revolving credit facility.
     Note 3: Pro Forma Consolidated Statements of Operations Notes and Management Assumptions
(a)	Reflects the consolidated results of operations of Brandywine for the nine months ended September 30, 2007 and for the year ended December 31, 2006, as contained in the historical consolidated financial statements and notes thereto in Brandywine’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 and in Brandywine’s Annual Report on Form 10-K for the year ended December 31, 2006, respectively.

(b)	Represents the revenues and expenses of the Properties transferred by Brandywine in connection with the Venture transactions for the nine months ended September 30, 2007 and for the year ended December 31, 2006.

(c)	Represents additional adjustments made in connection with the Venture transactions as follows:

(c1) Other income represents management fee income pursuant to the management and leasing agreement. Prior to the Venture transactions, property management fee income was eliminated upon consolidation and property management operating expenses were reflected in property operating expenses. This management fee income after the Venture transactions will be reflected as other income after the Venture transactions. Administrative expense represents the costs of managing the Properties pursuant to the management agreement, net of contractual anticipated reimbursements of a portion of such costs, in addition to management fees received.

(c2) Interest expense represents the elimination of interest expense on the portion of Brandywine’s revolving credit facility that was repaid with proceeds from the Venture transactions.

(c3) Equity in income of real estate ventures represents Brandywine’s estimated allocable income from the Venture, after taking into account the Venture transactions activity, which includes preliminary allocations of the purchase price in accordance with FAS No. 141, Business Combinations.

(d)	Reflects the impact of the Prentiss Merger for the year ended December 31, 2006 as follows:

(d1) Represents incremental rental revenue, tenant reimbursement, operating expenses and real estate taxes for each of the acquired properties for the period from January 1 through January 5, 2006 as if the Prentiss Merger had occurred on January 1, 2006. The results of the operations of Prentiss have been included in Brandywine’s consolidated financial statements since January 5, 2006 and, therefore, no adjustment is necessary for the nine months ended September 30, 2007.

(d2) Represents depreciation and amortization of related intangibles from the Prentiss Merger for the period from January 1 through January 5, 2006 as if the Prentiss Merger had occurred on January 1, 2006 computed over the estimated useful lives of the underlying assets. The results of the operations of Prentiss have been included in Brandywine’s consolidated financial statements since January 5, 2006 and, therefore, no adjustment is necessary for the nine months ended September 30, 2007.

(d3) Reflects the incremental interest expense for the Prentiss Merger for the period from January 1 through January 5, 2006 as if the Prentiss Merger had occurred on January 1, 2006, computed using the actual rates on debt financing utilized.

(e)	Reflects the impact of the Other Acquisitions for the nine months ended September 30, 2007 and the year ended December 31, 2006 as follows:

(e1) Represents incremental rental revenue, tenant reimbursement, operating expenses and real estate taxes for each of the acquired properties for the period from January 1 through the earlier of the actual date of acquisition or the end of the period reflected computed as if the acquisitions occurred on January 1, 2006.

(e2) Represents depreciation and amortization of related intangibles for acquired properties for the period from January 1 through the earlier of the actual date of acquisition or the end of the period reflected computed as if the acquisitions occurred on January 1, 2006 over the estimated useful lives of the underlying assets.

(e3) Reflects the incremental interest expense for the Other Acquisitions for the nine months ended September 30, 2007 and the year ended December 31, 2006 where the cash portion paid for each acquisition was funded using borrowings on Brandywine’s revolving credit facility for the period from January 1 through the earlier of the actual date of acquisition or the end of the period reflected computed as if the acquisitions occurred on January 1, 2006 using actual monthly rates on the line over the periods. Each 1/8 of 1% increase in the interest rate of the revolving credit facility will increase interest expense by approximately $0.1 million and $0.4 million for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively.

(e4) Reflects the elimination of the minority interest in income relating to the acquired remaining 49% interest in ten office properties in which Brandywine owned the other 51% interest. Subsequent to this transaction, Brandywine owned 100% and no allocation was required.

(f)	Reflects the impact of the Other Dispositions for the nine months ended September 30, 2007 and the year ended December 31, 2006 as follows:

(f1) Represents the elimination of the actual historical results of operations of the Other Dispositions as if the dispositions occurred on January 1, 2006. This adjustment is not reflected in the Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2007 as these properties were classified as discontinued operations during that period and historical reported numbers already reflect the reclassification of revenues and expenses to results of discontinued operations.

(f2) Reflects the reduction in interest expense for the Other Dispositions for the nine months ended September 30, 2007 and the year ended December 31, 2006 where the cash proceeds for each disposition were used to reduce borrowings on Brandywine’s revolving credit facility computed as if the dispositions occurred on January 1, 2006 using actual monthly rates on the line over the periods. Each 1/8 of 1% decrease in the interest rate of the revolving credit facility will decrease interest expense by approximately $0.1 million and $0.5 million for the nine months ended September 30, 2007 and the year ended December 31, 2006, respectively.